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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549



                                       FORM 8-K


Date  of  report (Date of earliest event reported):              March 6, 1998


                            AFTERMARKET TECHNOLOGY CORP.
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               (Exact Name of Registrant as Specified in Its Charter)

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                Delaware                    0-21803           95-4486486
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
     (State or Other Jurisdiction of      (Commission     (I.R.S. Employer
      Incorporation or Organization)      File Number)    Identification No.)
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900 Oakmont Lane - Suite 100, Westmont, Il                           60559
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's Telephone Number, Including Area Code:         (630) 455-6000






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                            AFTERMARKET TECHNOLOGY CORP.

                                      FORM 8-K

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

                As previously reported by Aftermarket Technology Corp. ("ATC" or the "Company") in its Annual Report on Form 10-K for the year ended December 31, 1997, on March 6, 1998 ATC completed the acquisition (the "Acquisition") of substantially all the assets of the OEM Division of Autocraft Industries, Inc. (the "Seller"), which assets consisted of, among other things, real property, plant, equipment, inventory and receivables.
The OEM Division is a leading remanufacturer and distributor of drivetrain and electronic parts used in the warranty and aftermarket repair of passenger cars and light trucks.

                The cash purchase price for the Acquisition was $112.5 million paid at closing (including $1.25 million paid to a substantial stockholder of the Seller in exchange for such stockholder's agreement to cooperate with and not compete against the Company for a specified period), plus up to an additional $12.5 million to be paid to the Seller in 1999 based on the performance of the OEM Division's European operations during 1998.
The purchase price was the result of arm's length negotiation between ATC and the Seller.

                The OEM Division, based in Oklahoma City with additional operations in Houston, Dallas and Grantham, England, has annual sales of over $150 million and 1500 employees. Its principal customers include Ford and General Motors and its products include remanufactured transmissions, engines, component parts, electronic control modules, instrument display clusters, cellular telephones and radios. In addition to expanding ATC's OEM customer base and product offerings, the Acquisition provides ATC with a significant European presence. The plant, equipment and other physical property purchased in the Acquisition will continue to be used by the Company in substantially the same manner as used by the Seller prior to the Acquisition.

                The Acquisition purchase price and related transaction expenses were paid by borrowing $120.0 million under a new term loan facility with The Chase Manhattan Bank (the "Bank"). The term loan is payable in quarterly installments through December 31, 2003 and bears interest at either
(i) the Alternate Base Rate plus a specified margin or (ii) the Eurodollar Rate plus a specified margin. The "Alternate Base Rate" is equal to the highest of (a) the Bank's prime rate, (b) the secondary market rate for three-month certificates of deposit plus 1.0% and (c) the federal funds rate plus 0.5%, in each case as in effect from time to time. The "Eurodollar Rate" is the rate offered by the Bank for eurodollar deposits for one, two, three, six or, if available by all lenders, nine months (as selected by the Company) in the interbank eurodollar market in the approximate amount of the Bank's share of the advance under the Company's credit facility. The applicable margins for both Alternate Base Rate and Eurodollar Rate loans are subject to a quarterly adjustment based on the Company's leverage ratio as of the end of the four fiscal quarters then completed.

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The Alternate Base Rate margin is zero currently and the Eurodollar margin is currently at 1.0%.

                The term loan is secured by a first priority security interest in substantially all of the accounts receivable and inventory of the Company and its existing and future subsidiaries and the obligations of the Company are guaranteed by each of such subsidiaries, the stock of which is also pledged as security.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The required financial statements will be filed by amendment to this Report on Form 8-K not later than May 22, 1998.

                (b) PRO FORMA FINANCIAL INFORMATION. The required pro forma financial information will be filed by amendment to this Report on Form 8-K not later than May 22, 1998.

                (c) EXHIBITS. The following exhibits are filed as part of this Report on Form 8-K:

  10.1 Asset Purchase Agreement, dated as of February 10, 1998, by and among Autocraft Industries, Inc., Fred Jones Industries A Limited Partnership, and Aftermarket Technology Corp. (previously filed as
            Exhibit 10.49 to the Company's Annual Report on Form 10-K filed on March 25, 1998 and incorporated herein by this reference).

  10.2 Amendment No. 1 to Asset Purchase Agreement, dated as of February 10, 1998, by and among Autocraft Industries, Inc., Fred Jones Industries A Limited Partnership, and Aftermarket Technology Corp. (previously filed as Exhibit 10.50 to the Company's Annual Report on Form 10-K filed on March 25, 1998 and incorporated herein by this reference).



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                            AFTERMARKET TECHNOLOGY CORP.

                                     SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   AFTERMARKET TECHNOLOGY CORP.

Dated:  April 13, 1998
                                   By:   /s/Joseph Salamunovich
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                                             Joseph Salamunovich
                                             Vice President















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